Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact: Brad Pogalz (952) 887-3753

Donaldson Reports Third Quarter 2016 Earnings
GAAP EPS of 41 cents; Adjusted EPS of 43 cents

MINNEAPOLIS (June 2, 2016) — Donaldson Company, Inc. (NYSE: DCI) today reported third quarter 2016 net earnings of $54.8 million, or 41 cents per share,1 compared with $47.8 million, or 34 cents per share, in 2015.2 Foreign currency translation reduced net income in the third quarters of fiscal 2016 and 2015 by $0.9 million and $3.1 million, respectively. Third quarter 2016 adjusted EPS3 was 43 cents, compared with 37 cents last year. The tables attached to this press release include a reconciliation of non-GAAP to GAAP measures.

“We delivered strong sequential improvement in both sales and operating margin last quarter, which contributed to overall performance that was in line with our expectations,” said Tod Carpenter, president and chief executive officer. “Compared with our sales forecast, favorability in certain areas was offset by accelerated weakening in others.

“As this period of market-level volatility continues, we remain focused on operational efficiency. During the quarter we delivered strong expense performance, and we also identified opportunities to reduce our costs through additional restructuring. The broad-based reductions are expected to generate annual savings of $8 million. Overall, the combined variability in revenue by business and across the income statement results in a full-year forecast for sales and earnings that is aligned with prior guidance.”

1 All earnings per share figures refer to diluted EPS.

2 Previously issued interim financial statements for fiscal 2015 were revised in the Company’s Annual Report on Form 10-K for the period ended July 31, 2015. Note O of this 10-K filing includes additional detail related to the impact of the revision.

3 Adjusted earnings per share, a non-GAAP financial measure, exclude the impact of certain matters not related to the Company’s ongoing operations. See the “Accounting Considerations” section of this release for more information.

Donaldson Company Reports Third Quarter 2016 Earnings – Page 2 of 6

Sales Results

Third quarter 2016 sales declined 0.7 percent to $571.3 million from $575.6 million in 2015. Foreign currency translation negatively affected third quarter 2016 sales by 1.0 percent, or $5.5 million.

Excluding the impact from currency translation, third quarter 2016 sales increased 0.2 percent from last year, driven by a year-over-year sales increase in the Industrial segment of 4.4 percent that was largely offset by a 2.1 percent sales decline in the Engine segment. The table below illustrates year-over-year sales performance with and without the impact of foreign currency translation.

	Three Months Ended April 30, 2016		Nine Months Ended April 30, 2016
	Reported % Change	Constant Currency % Change	Reported % Change	Constant Currency % Change
Engine Products segment:
Off-Road	(19.6)%	(18.9)%	(21.0)%	(17.5)%
On-Road	(19.0)	(18.7)	(6.6)	(3.7)
Aftermarket	4.5	5.6	(4.8)	(0.8)
Aerospace and Defense	(7.3)	(7.5)	(7.8)	(5.5)
Total Engine Products	(2.9)%	(2.1)%	(8.2)%	(4.4)%

Industrial Products segment:
Industrial Filtration Solutions	5.3%	6.0%	(1.9)%	2.5%
Gas Turbine Systems	9.7	10.3	(19.5)	(17.2)
Special Applications	(10.3)	(6.7)	(7.9)	(2.1)
Total Industrial Products	3.1%	4.4%	(6.7)%	(2.4)%

Total Donaldson Company	(0.7)%	0.2%	(7.6)%	(3.7)%

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Donaldson Company Reports Third Quarter 2016 Earnings – Page 3 of 6

Operating Profit Results

Third quarter 2016 operating margin was 13.1 percent, compared with 11.7 percent last year. Excluding restructuring charges in both current- and prior-year periods, third quarter 2016 adjusted operating margin increased approximately 1.2 percentage points to 13.8 percent from 12.6 percent last year.

Third quarter 2016 gross margin rate was 34.4 percent, compared with 33.7 percent in 2015. The current- and prior-year rates include restructuring charges, which reduced gross margin by approximately 0.2 percentage points and 0.5 percentage points, respectively. Excluding the impacts from each period, third quarter 2016 gross margin increased to 34.6 percent from 34.2 percent last year, reflecting favorability from volume and mix that was partially offset by lower-margin projects in the Gas Turbine Systems business.

Third quarter 2016 operating expense as a percent of sales (“expense rate”) declined to 21.3 percent from 22.1 percent in 2015. Restructuring charges increased third quarter expense rates in fiscal 2016 and 2015 by 0.6 percentage points and 0.5 percentage points, respectively. Excluding these charges, third quarter 2016 adjusted expense rate was 20.7 percent, or approximately 0.9 percentage points below last year. The lower expense rate was primarily due to disciplined expense management, including benefits from restructuring actions taken in prior quarters, which was partially offset by a charge of approximately $2.2 million related to the reversal of an accrued subsidy benefit in China.

Interest expense increased to $5.3 million in third quarter from $3.9 million last year, reflecting a higher level of debt than 2015.

The effective income tax rate declined in third quarter 2016 to 24.0 percent from 29.6 percent in 2015, primarily driven by a favorable settlement of tax audits, which benefitted the rate by approximately 4.2 percentage points, and a favorable mix of earnings between tax jurisdictions.

Capital Returned to Shareholders

Donaldson paid dividends of $22.6 million in third quarter and $67.9 million year to date. The Company did not repurchase any shares of its common stock during third quarter. Year to date, Donaldson invested $68.0 million to repurchase 1.5 percent of its outstanding shares at an average price of $32.85 per share.

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Donaldson Company Reports Third Quarter 2016 Earnings – Page 4 of 6

Fiscal 2016 Outlook4

Donaldson now expects fiscal 2016 adjusted EPS of $1.53 to $1.59. The midpoint of this range is consistent with prior guidance. Full-year GAAP EPS is now expected to be approximately 9 cents lower than adjusted EPS, reflecting the year-to-date impact from restructuring charges and investigation-related costs.

Donaldson’s full-year 2016 guidance reflects:

•	Sales of approximately $2.225 billion, or about 6 percent below last year, consistent with the midpoint of the prior guidance range.

-	Excluding a negative impact from currency translation of approximately $80 million, sales in local currencies are expected to decline approximately 3 percent, compared with prior guidance of a year-over-year decline between 1 percent and 3 percent.

•	Adjusted operating margin in a range between 12.9 percent and 13.3 percent, compared with prior guidance of 13.0 percent to 13.6 percent.

•	Interest expense of $21 million, or approximately $5.8 million above last year.

•	An effective income tax rate between 25.0 percent and 26.0 percent, compared with prior guidance of 25.5 percent to 27.5 percent.

•	Repurchasing up to 2 percent of its outstanding shares.

Engine Products:  Fiscal 2016 Engine sales are now expected to decline approximately 6 percent from 2015. In local currency, sales are expected to decline approximately 3 percent, compared with prior guidance of a year-over-year decline between 1 percent and 3 percent. The Engine forecast reflects the following market conditions:

•	A decline during the second half of fiscal 2016 in heavy-duty on-road transportation, weakness in the global agriculture and mining equipment markets and a slowdown in the construction market.

•	Stable utilization rates of on-road heavy-duty trucks offset by a decline in utilization of off-road equipment, resulting in a year-over-year sales decline for replacement filters.

•	A continued slowdown in U.S. defense spending and a moderate slowdown in commercial aerospace.

4 This outlook excludes the impact from the pending acquisition of Industrias Partmo.

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Donaldson Company Reports Third Quarter 2016 Earnings – Page 5 of 6

Industrial Products: Fiscal 2016 Industrial sales are now expected to decline approximately 6 percent from 2015. In local currency, sales are expected to decline approximately 3 percent, compared with prior guidance of a year-over-year decline between 1 percent and 3 percent. Within the Industrial segment:

•	Industrial Filtration Solutions’ sales are expected to decline in the low-single-digit range compared with last year.

•	Gas Turbine Systems’ sales are now expected to decline approximately 20 percent, reflecting project deferrals and volatility in global demand, partially offset by growth of replacement part sales.

•	Special Applications’ sales are now expected to decline in the mid-single-digit range compared with last year, driven by declines in the disk drive, membrane and semiconductor businesses, partially offset by growth in venting products.

Accounting Considerations

During the current and prior fiscal years, Donaldson implemented restructuring actions to align its cost structure with Customer demand. These activities resulted in pre-tax restructuring charges of $4.1 million in third quarter 2016 and $12.6 million year to date, compared with charges of $5.2 million and $5.8 million, respectively, in the prior year.

During first quarter 2016, the Audit Committee of Donaldson’s Board of Directors engaged independent external counsel and independent forensic accountants to investigate revenue recognition issues in Donaldson’s European Gas Turbine Systems business. The investigation was completed in second quarter 2016 and resulted in pre-tax charges of $3.1 million during fiscal 2016.

Miscellaneous

The Company will webcast its third quarter 2016 earnings conference call at 9:00 a.m. CDT today. To listen to the live webcast of the call, visit the Events & Presentations section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available within the Events & Presentations section of the Company’s Investor Relations website beginning at approximately 12:00 p.m. CDT today.

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Donaldson Company Reports Third Quarter 2016 Earnings – Page 6 of 6

Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are identified by words or phrases such as “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could cause the Company’s results to differ materially from these statements. These factors include, but are not limited to, world economic factors and the ongoing economic uncertainty, currency fluctuations, commodity prices, political factors, the Company’s international operations, highly competitive markets and governmental laws and regulations. These risks and uncertainties are described in the Company’s Annual Report on Form 10-K and interim financial reports on Form 10-Q. Donaldson undertakes no obligation to publicly update or revise any forward-looking statements. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-Q.

About Donaldson Company

Founded in 1915, Donaldson Company (NYSE: DCI) is a global leader in the filtration industry with approximately 140 sales, manufacturing and distribution locations in 44 countries. Donaldson’s innovative filtration technologies improve people’s lives, enhance Customers’ equipment performance and protect the environment. For more information, visit www.Donaldson.com.

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CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	April 30,			April 30,

	2016	2015	Change	2016	2015	Change

Net sales	$571.3	$575.6	(0.7)%	$1,626.5	$1,760.6	(7.6)%

Cost of sales	374.7	381.5	(1.8)	1,081.0	1,154.3	(6.4)

Gross profit	196.6	194.1	1.3	545.5	606.3	(10.0)

Operating expenses	121.7	127.0	(4.2)	361.4	396.4	(8.8)

Operating income	74.9	67.1	11.6	184.1	209.9	(12.3)

Other income, net	(2.5)	(4.6)	(47.8)	(6.6)	(11.7)	(44.0)

Interest expense	5.3	3.9	33.2	15.8	11.1	41.3

Earnings before income taxes	72.1	67.8	6.3	174.9	210.5	(16.9)

Income taxes	17.3	20.0	(13.9)	43.6	58.8	26.0

Net earnings	$54.8	$47.8	14.8%	$131.3	$151.7	(13.4)%

Weighted average shares
outstanding	133.9	137.2	(2.4)%	133.8	138.3	(3.2)%

Diluted shares outstanding	134.7	138.8	(2.9)%	134.7	140.0	(3.8)%

Net earnings per share	$0.41	$0.35	17.0%	$0.98	$1.10	(10.9)%

Net earnings per share
assuming dilution	$0.41	$0.34	20.6%	$0.97	$1.08	(10.2)%

Dividends paid per share	$0.170	$0.165		$0.510	$0.495

Note: All figures independently rounded.

Donaldson Company, Inc.
Third Quarter 2016 Earnings Press Release Schedules	Page 1 of 7

CONDENSED CONSOLIDATED BALANCE SHEETS

(Millions of dollars)

(Unaudited)

	April 30,	July 31,
	2016	2015
ASSETS

Cash and cash equivalents	$247.4	$189.9
Short-term investments	—	27.5
Accounts receivable, net	426.0	460.0
Inventories, net	269.4	265.0
Prepaids and other current assets	86.1	88.3

Total current assets	1,028.9	1,030.7

Other assets and deferred taxes	315.1	308.2
Property, plant, and equipment, net	480.7	470.6

Total assets	$1,824.7	$1,809.5

LIABILITIES AND SHAREHOLDERS’ EQUITY

Trade accounts payable	$154.7	$179.2
Employee compensation and other liabilities	154.4	192.3
Short-term borrowings	213.2	187.3
Current maturity of long-term debt	1.4	1.8

Total current liabilities	523.7	560.6

Long-term debt	391.8	389.2
Other long-term liabilities	105.6	81.0

Total liabilities	1,021.1	1,030.8

Equity	803.6	778.7

Total liabilities & equity	$1,824.7	$1,809.5

Note: All figures independently rounded.

Donaldson Company, Inc.
Third Quarter 2016 Earnings Press Release Schedules	Page 2 of 7

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Millions of dollars)

(Unaudited)

	Nine Months Ended
	April 30,
	2016	2015
OPERATING ACTIVITIES

Net earnings	$131.3	$151.7
Adjustments to reconcile net earnings to net cash
provided by operating activities:	’
Depreciation and amortization	55.9	55.5
Changes in operating assets and liabilities	(0.1)	(60.5)
Tax benefit of equity plans	(1.8)	(6.5)
Stock compensation plan expense	6.0	9.2
Other, net	10.6	12.0
Net cash provided by operating activities	201.9	161.4

INVESTING ACTIVITIES

Net expenditures on property and equipment	(59.4)	(72.6)
Net change in short-term investments	28.0	87.5
Acquisitions, net of cash acquired	(12.9)	(96.7)
Net cash used in investing activities	(44.3)	(81.8)

FINANCING ACTIVITIES

Purchase of treasury stock	(68.0)	(201.2)
Net change in debt and short-term borrowings	23.7	122.1
Dividends paid	(67.9)	(68.2)
Tax benefit of equity plans	1.8	6.5
Exercise of stock options	8.9	10.5
Net cash used in financing activities	(101.5)	(130.3)

Effect of exchange rate changes on cash	1.4	(23.4)

Increase (decrease) in cash and cash equivalents	57.5	(74.1)

Cash and cash equivalents, beginning of year	189.9	296.4

Cash and cash equivalents, end of year	$247.4	$222.3

Note: All figures independently rounded.

Donaldson Company, Inc.
Third Quarter 2016 Earnings Press Release Schedules	Page 3 of 7

CONSOLIDATED RATE ANALYSIS

(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2016	2015	2016	2015

Gross margin	34.4%	33.7%	33.5%	34.4%

Operating expenses rate	21.3	22.1	22.2	22.5

Operating income rate	13.1	11.7	11.3	11.9

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2016	2015	2016	2015
ADJUSTED RATES
Gross margin	34.6%	34.2%	33.8%	34.6%

Operating expenses rate	20.7	21.6	21.6	22.2

Operating income rate	13.8	12.6	12.3	12.5

Note:  Rate analysis metrics are computed by dividing the applicable amount by net sales.

Note: All figures independently rounded.

Donaldson Company, Inc.
Third Quarter 2016 Earnings Press Release Schedules	Page 4 of 7

SEGMENT DETAIL

(Millions of dollars)

(Unaudited)

	Three Months Ended			Nine Months Ended
	April 30,			April 30,
	2016	2015	Change	2016	2015	Change
NET SALES
Engine Products segment
Off-Road	$54.0	$67.2	(19.6)%	$161.5	$204.5	(21.0)%
On-Road	28.4	35.0	(19.0)	96.6	103.5	(6.6)
Aftermarket	252.0	241.0	4.5	697.8	733.2	(4.8)
Aerospace and Defense	23.0	24.8	(7.3)	68.9	74.8	(7.8)
Total Engine Products segment	$357.3	$368.0	(2.9)	$1,024.8	$1,115.9	(8.2)

Industrial Products segment
Industrial Filtration Solutions	$128.9	$122.4	5.3	$375.8	$383.1	(1.9)
Gas Turbine Systems	47.5	43.4	9.7	104.6	129.9	(19.5)
Special Applications	37.5	41.8	(10.3)	121.3	131.8	(7.9)
Total Industrial Products segment	$214.0	$207.6	3.1	$601.7	$644.8	(6.7)

Total Company	$571.3	$575.6	(0.7)%	$1,626.5	$1,760.6	(7.6)%

EARNINGS BEFORE INCOME TAXES
Engine segment	$48.7	$47.7	2.1%	$112.1	$142.3	(21.2)%
Industrial segment	29.9	25.3	18.2	81.6	88.0	(7.3)
Corp/Unallocated	(6.5)	(5.2)	25.0	(18.8)	(19.8)	(5.1)
Total	$72.1	$67.8	6.3%	$174.9	$210.5	(16.9)%

EARNINGS BEFORE INCOME TAXES %
Engine Products segment	13.6%	13.0%	0.7	10.9%	12.8%	(1.8)
Industrial Products segment	14.0	12.2	1.8	13.6	13.6	(0.1)

Note:  Percentage is calculated by dividing earnings before income taxes by sales.

Note: All figures independently rounded.

Donaldson Company, Inc.
Third Quarter 2016 Earnings Press Release Schedules	Page 5 of 7

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended April 30,			Nine Months Ended April 30,
	2016		2015	2016		2015

Net cash provided by operating activities	$92.6		$75.9	$201.9		$161.4
Net capital expenditures	(16.6)		(21.6)	(59.4)		(72.6)
Free cash flow	$76.0		$54.3	$142.5		$88.8

Net earnings	$54.8		$47.8	$131.3		$151.7
Income taxes	17.3		20.0	43.6		58.8
Interest expense	5.3		3.9	15.8		11.1
Depreciation and amortization	19.3		18.1	55.9		55.5
EBITDA	$96.7		$89.8	$246.6		$277.1

Operating income	$74.9		$67.1	$184.1		$209.9
Restructuring charges	4.1	(a)	5.2	12.6	(a)	5.8
Pension lump sum settlement charge	—		—	—		3.9
Investigation costs	—		—	3.1	(b)	—
Adjusted Operating Income	$79.0		$72.3	$199.8		$219.6

Net earnings	$54.8		$47.8	$131.3		$151.7
Restructuring charges, net of tax	2.9	(a)	3.5	8.8	(a)	3.9
Pension lump sum settlement charge, net of tax	—		—	—		2.4
Investigation costs, net of tax	—		—	2.0	(b)	—
Adjusted Net Earnings	$57.7		$51.3	$142.1		$158.0

Diluted EPS	$0.41		$0.34	$0.97		$1.08
Restructuring charges per share	0.02	(a)	0.03	0.07	(a)	0.03
Pension lump sum settlement charge, net of tax	—		—	—		0.02
Investigation costs per share	—		—	0.02	(b)	—
Adjusted Diluted EPS	$0.43		$0.37	$1.06		$1.13

Note: All figures independently rounded.

Donaldson Company, Inc.
Third Quarter 2016 Earnings Press Release Schedules	Page 6 of 7

(a) Current year restructuring charges include (1) actions related to rebalancing and reducing the current workforce (2) accrued severance, project management fees, warehousing costs, moving expenses, and supplies and equipment associated with the closing of the Company’s Grinnell, Iowa, facility.

(b) Investigation costs relate to professional services incurred in connection with the independent investigation into the Company’s Gas Turbine Systems Products revenue recognition.

Although free cash flow, EBITDA, adjusted operating income, adjusted net earnings, adjusted diluted EPS and adjusted operating percentages (see Consolidated Rate Analysis schedule) are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The Company evaluates its results of operations both on an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations, consistent with how the Company evaluates its performance. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchanges rates and compared these adjusted amounts to its prior period reported results. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.

Note: All figures independently rounded.

Donaldson Company, Inc.
Third Quarter 2016 Earnings Press Release Schedules	Page 7 of 7